Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2020

Q3 2020 Financial Highlights

•	Revenue: $964.1 million

•	GAAP earnings per share: $1.62

•	Non-GAAP earnings per share: $1.74

MOUNTAIN VIEW, Calif. – August 19, 2020 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter fiscal year 2020. Revenue for the third quarter was $964.1 million, compared to $853.0 million for the third quarter of fiscal 2019.

“Synopsys again executed very well in the third quarter, delivering record revenue, non-GAAP earnings per share and operating cash flow. We saw double-digit revenue growth across all product groups and strength in all geographies. Our intense, multi-year innovation push is driving increased momentum in product successes and production adoptions,” said Aart de Geus, chairman and co-CEO of Synopsys. “Even as the world navigates through the pandemic and economic challenges, global design activity and customer engagements are flourishing. Due to our very strong fiscal third quarter, confidence in our outlook and resilient business model, we are raising 2020 revenue, operating margin, non-GAAP earnings-per-share and operating cash flow targets.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2020 was $252.9 million, or $1.62 per share, compared to $99.9 million, or $0.65 per share, for the third quarter of fiscal 2019.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2020 was $271.9 million, or $1.74 per share, compared to non-GAAP net income of $182.5 million, or $1.18 per share, for the third quarter of fiscal 2019.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the fourth quarter and full fiscal year 2020. These financial targets assume that the current U.S. government “Entity List” restrictions remain in place for the rest of the fiscal year. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter and Fiscal Year 2020 Financial Targets

(in millions except per share amounts)

	Q4 FY2020		FY 2020
	Low	High	Low	High
Revenue	$1,000	$1,030	$3,660	$3,690
GAAP Expenses	$802	$822	$3,037	$3,057
Non-GAAP Expenses	$717	$727	$2,645	$2,655
Other Income (Expense)	$(6)	$(4)	$(4)	$(2)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	154	157	154	157
GAAP EPS	$1.10	$1.21	$4.10	$4.21
Non-GAAP EPS	$1.51	$1.56	$5.48	$5.53
Operating Cash Flow			approximately	$900

(1)	Applied in non-GAAP net income calculations

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 8385903, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on August 26, 2020. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2020 in December 2020. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, which are also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2020 earnings call in December 2020, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.

Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal year 2020 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal year 2020 in its quarterly report on Form 10-Q to be filed by September 10, 2020.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis, we re-evaluate this rate for significant events that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal year 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of recent U.S. Tax reform legislation could materially change our projections.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on August 19, 2020 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Third Quarter Fiscal Year 2020 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2020 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
GAAP net income	$252,911	$99,929	$466,892	$371,653
Adjustments:
Amortization of intangible assets	23,649	23,714	70,277	77,138
Stock compensation	61,837	39,453	170,155	114,827
Acquisition-related costs	3,293	1,796	10,837	3,948
Restructuring charges	(1,977)	19,338	36,446	33,746
Legal matters	—	—	—	(18,000)
Tax settlement	—	—	—	17,418
Tax adjustments	(67,767)	(1,772)	(137,714)	(75,275)

Non-GAAP net income	$271,946	$182,458	$616,893	$525,455

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
GAAP diluted net income per share	$1.62	$0.65	$3.01	$2.42
Adjustments:
Amortization of intangible assets	0.15	0.15	0.45	0.50
Stock compensation	0.40	0.25	1.10	0.75
Acquisition-related costs	0.02	0.01	0.07	0.03
Restructuring charges	(0.01)	0.13	0.24	0.22
Legal matters	—	—	—	(0.12)
Tax settlement	—	—	—	0.11
Tax adjustments	(0.44)	(0.01)	(0.89)	(0.49)

Non-GAAP diluted net income per share	$1.74	$1.18	$3.98	$3.42

Shares used in computing diluted net income per share amounts	155,973	154,600	155,074	153,859

(1)	Synopsys’ third quarter of fiscal year 2020 and 2019 ended on August 1, 2020 and August 3, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2020 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2020
	Low	High
Target GAAP expenses	$802,000	$822,000
Adjustments:
Estimated impact of amortization of intangible assets	(20,000)	(25,000)
Estimated impact of stock compensation	(65,000)	(70,000)

Target non-GAAP expenses	$717,000	$727,000

	Range for Three Months Ending October 31, 2020
	Low	High
Target GAAP earnings per share	$1.10	$1.21
Adjustments:
Estimated impact of amortization of intangible assets	0.16	0.13
Estimated impact of stock compensation	0.45	0.42
Estimated impact of tax adjustments	(0.20)	(0.20)

Target non-GAAP earnings per share	$1.51	$1.56

Shares used in non-GAAP calculation (midpoint of target range)	155,500	155,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year October 31, 2020
	Low	High
Target GAAP expenses	$3,037,449	$3,057,449
Adjustments:
Estimated impact of amortization of intangible assets	(90,000)	(95,000)
Estimated impact of stock compensation	(235,000)	(240,000)
Acquisition-related costs	(10,837)	(10,837)
Estimated impact of restructuring charges	(36,446)	(36,446)
Fair value changes in executive deferred compensation plan	(20,166)	(20,166)

Target non-GAAP expenses	$2,645,000	$2,655,000

	Range for Fiscal Year October 31, 2020
	Low	High
Target GAAP earnings per share	$4.10	$4.21
Adjustments:
Estimated impact of amortization of intangible assets	0.61	0.58
Estimated impact of stock compensation	1.55	1.52
Acquisition-related costs	0.07	0.07
Estimated impact of restructuring charges	0.24	0.24
Impact of tax adjustments	(1.09)	(1.09)

Target non-GAAP earnings per share	$5.48	$5.53

Shares used in non-GAAP calculation (midpoint of target range)	155,500	155,500

(1)	Synopsys’ fourth fiscal quarter and fiscal year will end on October 31, 2020.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; business outlook, opportunities and strategies; customer demand and market expansion; strategies related to our products and technology; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and buybacks; our expected tax rate; the expected impact of U.S. and foreign government action on our results; and the expected impact of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the effect of the COVID-19 pandemic and the associated economic downturn on our business, operations and financial condition; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the U.S. or foreign governments, such as measures in response to the COVID-19 pandemic or the imposition of additional tariffs or export restrictions; macroeconomic conditions and uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of August 19, 2020. Synopsys undertakes no duty, and does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Time-based products	$612,065	$537,569	$1,758,601	$1,649,590
Upfront products	210,931	177,552	491,417	451,466
Maintenance and service	141,138	137,849	409,824	408,557

Total revenue	964,134	852,970	2,659,842	2,509,613
Cost of revenue:
Products	118,478	113,533	344,469	346,163
Maintenance and service	60,812	59,496	184,940	178,113
Amortization of intangible assets	13,718	13,603	40,732	45,927

Total cost of revenue	193,008	186,632	570,141	570,203

Gross margin	771,126	666,338	2,089,701	1,939,410
Operating expenses:
Research and development	322,602	284,804	939,456	846,429
Sales and marketing	156,456	157,109	455,511	471,720
General and administrative	73,516	67,382	204,734	165,794
Amortization of intangible assets	9,931	10,111	29,545	31,211
Restructuring charges	(1,977)	19,338	36,446	33,746

Total operating expenses	560,528	538,744	1,665,692	1,548,900

Operating income	210,598	127,594	424,009	390,510
Other income (expense), net	26,256	5,317	22,584	23,373

Income before income taxes	236,854	132,911	446,593	413,883
Provision (benefit) for income taxes	(16,057)	32,982	(20,299)	42,230

Net income	$252,911	$99,929	$466,892	$371,653

Net income per share:
Basic	$1.67	$0.67	$3.10	$2.48
Diluted	$1.62	$0.65	$3.01	$2.42

Shares used in computing per share amounts:
Basic	151,352	150,123	150,731	149,708

Diluted	155,973	154,600	155,074	153,859

(1)	Synopsys’ third quarter of fiscal year 2020 and 2019 ended on August 1, 2020 and August 3, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2020	October 31, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$1,049,922	$728,597
Accounts receivable, net	638,489	553,895
Inventories, net	159,813	141,518
Income taxes receivable and prepaid taxes	20,960	24,855
Prepaid and other current assets	316,831	290,052

Total current assets	2,186,015	1,738,917
Property and equipment, net	484,529	429,532
Operating lease right-of-use assets, net	472,244	—
Goodwill	3,356,407	3,171,179
Intangible assets, net	275,338	279,374
Long-term prepaid taxes	8,279	15,503
Deferred income taxes	463,894	390,129
Other long-term assets	416,544	380,526

Total assets	$7,663,250	$6,405,160

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$549,906	$506,459
Operating lease liabilities, current	71,861	—
Accrued income taxes	20,653	15,904
Deferred revenue	1,389,609	1,212,476
Short-term debt	24,248	17,614

Total current liabilities	2,056,277	1,752,453
Operating lease liabilities, non-current	470,215	—
Long-term accrued income taxes	27,011	29,911
Long-term deferred revenue	111,915	90,102
Long-term debt	107,104	120,093
Other long-term liabilities	289,411	323,725

Total liabilities	3,061,933	2,316,284
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 151,758 and 150,331 shares outstanding, respectively	1,519	1,503
Capital in excess of par value	1,623,586	1,635,455
Retained earnings	3,597,944	3,164,144
Treasury stock, at cost: 5,503 and 6,930 shares, respectively	(554,304)	(625,642)
Accumulated other comprehensive income (loss)	(72,820)	(92,447)

Total Synopsys stockholders’ equity	4,595,925	4,083,013
Non-controlling interest	5,392	5,863

Total stockholders’ equity	4,601,317	4,088,876

Total liabilities and stockholders’ equity	$7,663,250	$6,405,160

(1)	Synopsys’ third quarter of fiscal year 2020 ended on August 1, 2020, and its fiscal year 2019 ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$466,892	$371,653
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	159,156	152,133
Reduction of operating lease right-of-use assets	62,585	—
Amortization of capitalized costs to obtain revenue contracts	44,851	46,230
Stock compensation	170,155	114,826
Allowance for doubtful accounts	14,875	8,950
(Gain) loss on sale of property and investments	(1,994)	(4,052)
Deferred income taxes	(74,374)	(9,664)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(89,667)	89,370
Inventories	(17,040)	(39,431)
Prepaid and other current assets	(21,350)	(38,224)
Other long-term assets	(77,895)	(114,344)
Accounts payable and accrued liabilities	43,842	(45,200)
Operating lease liabilities	(57,968)	—
Income taxes	6,128	(6,963)
Deferred revenue	160,966	53,980

Net cash provided by operating activities	789,162	579,264

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of long-term investments	2,151	6,361
Purchases of long-term investments	(2,762)	—
Purchases of property and equipment	(120,234)	(122,358)
Cash paid for acquisitions and intangible assets, net of cash acquired	(201,045)	—
Capitalization of software development costs	(3,035)	(2,245)

Net cash used in investing activities	(324,925)	(118,242)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	276,490	192,897
Repayment of debt	(284,218)	(520,312)
Issuances of common stock	123,237	107,354
Payments for taxes related to net share settlement of equity awards	(66,985)	(52,309)
Purchase of equity forward contract	—	(20,000)
Purchases of treasury stock	(200,000)	(209,185)
Other	—	(762)

Net cash used in financing activities	(151,476)	(502,317)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,700	4,975

Net change in cash, cash equivalents and restricted cash	321,461	(36,320)
Cash, cash equivalents and restricted cash, beginning of year	730,527	725,001

Cash, cash equivalents and restricted cash, end of period	$1,051,988	$688,681

(1)	Synopsys’ third quarter of fiscal year 2020 and 2019 ended on August 1, 2020 and August 3, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Q3’20	Q3’19	YTD Q3’20	YTD Q3’19
Revenue by segment
- Semiconductor & System Design	$870.7	$769.4	$2,392.5	$2,260.3
% of Total	90.3%	90.2%	90.0%	90.1%
- Software Integrity	$93.4	$83.6	$267.3	$249.3
% of Total	9.7%	9.8%	10.0%	9.9%
Total segment revenue	$964.1	$853.0	$2,659.8	$2,509.6

Adjusted operating income by segment
- Semiconductor & System Design	$308.7	$207.8	$697.3	$604.5
- Software Integrity	$14.8	$8.8	$34.6	$22.9
Total adjusted segment operating income	$323.6	$216.6	$731.9	$627.4

Adjusted operating margin by segment
- Semiconductor & System Design	35.4%	27.0%	29.1%	26.7%
- Software Integrity	15.8%	10.5%	12.9%	9.2%
Total adjusted segment operating margin	33.6%	25.4%	27.5%	25.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended July 31, 2020 (3)	Three Months Ended July 31, 2019 (3)	Nine Months Ended July 31, 2020 (3)	Nine Months Ended July 31, 2019 (3)
GAAP total operating income – as reported	$210.6	$127.6	$424.0	$390.5
Other expenses managed at consolidated level
-Amortization of intangible assets	23.6	23.7	70.3	77.1
-Stock compensation	61.8	39.5	170.2	114.8
-Fair value changes in executive deferred compensation plan	26.2	4.7	20.2	25.2
-Acquisition-related costs	3.3	1.8	10.8	3.9
-Restructuring	(2.0)	19.3	36.4	33.7
-Legal matters	—	—	—	(18.0)

Total adjusted segment operating income	$323.6	$216.6	$731.9	$627.4

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected. Amounts may not foot due to rounding.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ third quarter of fiscal year 2020 and 2019 ended on August 1, 2020 and August 3, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.